Exhibit 99.01

Glu Mobile Updates Guidance to Include Recent Acquisition of Superscape; Provides Further Update of
Tender Offer

SAN MATEO, Calif.—(BUSINESS WIRE)— March 24, 2008—Glu Mobile Inc. (“Glu”) (NASDAQ:GLUU) today announced that as of 3:00 p.m. GMT on March 20, 2008, it had received valid acceptances representing approximately 92.97% of the issued share capital of Superscape Group plc (“Superscape”). As such, the Company has applied the provisions of sections 979 to 991 (inclusive) of the Companies Act 2006 to acquire compulsorily all remaining Superscape shares on the same terms as the tender offer.

Greg Ballard, president and chief executive officer, Glu, commented, “We’re excited to be joining forces with Superscape, a pioneer in the mobile games industry. Superscape’s strong heritage in 3D technology, high-quality original titles and innovative white label programs complement our existing world-class operations. This acquisition is an important achievement in becoming the leading mobile games publisher in the world.”

Rocky Pimentel, chief financial officer, Glu, added, “We expect Superscape will have a positive impact on our financial results. While the integration of Superscape will continue through most of this year, we currently anticipate that the acquisition will be neutral to non-GAAP earnings until the fourth quarter, at which time it will become accretive. Accordingly, we are raising our full year guidance.”

The Company is providing guidance today to reflect Superscape’s expected contribution to Glu for the first quarter and the full year 2008. Because Glu declared the tender offer unconditional in all respects on March 7, 2008, Superscape’s results will be consolidated into Glu’s financial results as of that date. Furthermore, although Glu expects to ultimately acquire 100% of the outstanding shares of Superscape, the Company will record a minority interest to reflect the portion of shares that it does not own until it has acquired 100% of the outstanding shares.

On February 11, 2008, the Company provided guidance for the first quarter, ending March 31, 2008, of revenue in the range of $18.0 million to $18.4 million, GAAP net loss of ($0.17) to ($0.18) per basic share, and non-GAAP net loss of ($0.04) to ($0.05) per basic share. Today, Glu stated that it expects to exceed its prior guidance on revenue for the first quarter of fiscal 2008 and reported that sales of certain Hasbro classic titles had been continued through March 31, 2008, a later date than previously expected. These continuations contributed modest additional one-time game download revenue incremental to Glu’s prior guidance. The Company stated that it will not receive any further extensions of the licenses for the Hasbro classics. In addition, Superscape will contribute approximately three weeks of financial results to Glu’s first quarter results. Glu currently expects that this contribution from Superscape will add approximately $800,000 of incremental revenue to the first quarter. On a non-GAAP basis, the Company expects the acquisition to be neutral to earnings. The acquisition will be dilutive to GAAP earnings due to the impact of non-cash amortization of intangibles, acquired in process research and development, stock based compensation and other transitionary expenses.

On February 11, 2008, the Company provided guidance for the 2008 fiscal year, ending December 31, 2008, of revenue in the range of $83.0 million to $87.0 million, GAAP net loss of ($0.31) to ($0.36) per basic share, and non-GAAP net income of $0.15 to $0.20 per diluted share. Superscape will contribute approximately ten months of financial results to Glu’s 2008 results. Glu is currently completing its evaluation of Superscape’s 2008 title plans including eliminating overlapping titles. However, for reference, in its fiscal year ended January 31, 2008, which represents a full twelve months, Superscape will report unaudited revenue of approximately $14.5 million. Glu currently expects that Superscape will add approximately $12 million of revenue for the full year, reflecting approximately 10 months of revenue beginning on March 7, 2008. On a non-GAAP basis, the Company expects the acquisition will add approximately $0.01 per diluted share. The acquisition will be dilutive to 2008 GAAP earnings due to the impact of non-cash amortization of intangibles, acquired in process research and development, stock-based compensation and other transitionary expenses.

Glu will hold a conference call at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) on Monday, March 24, 2008 to discuss guidance for the Company’s acquisition of Superscape.

Please dial 800.299.7089, or if outside the U.S., 617.801.9714 with passcode 78593871 to access the conference call at least five minutes prior to the 2:00 p.m. PT start time. A live webcast and replay of the call will also be available at http://www.glu.com/corp/Pages/investors.aspx under the Investor Calendar and Webcasts menu. An audio replay will be available between 4:00 p.m. PT, March 24, 2008, and 11:59 p.m. PT, April 1, 2008, by calling 888-286-8010, or 617-801-6888, with passcode 79538667.

About Glu

Glu (NASDAQ:GLUU) is a leading global publisher of mobile games. Its portfolio of top-rated games includes original titles Super K.O. Boxing!, Stranded and Brain Genius, and titles based on major brands from partners including Atari, Activision, Konami, Harrah’s, Hasbro, Warner Bros., Microsoft, PlayFirst, PopCap Games, SEGA and Sony. Founded in 2001, Glu is based in San Mateo, Calif. and has offices in London, France, Germany, Spain, Italy, Hong Kong, China, Sao Paulo and Chile. Consumers can find high-quality, fresh entertainment created exclusively for their mobile phones wherever they see the ‘g’ character logo or at www.glu.com.

About Superscape

Superscape is the world’s leading publisher of 3D mobile games. Superscape is quoted on the London Stock Exchange and has corporate offices in San Clemente, California (USA) and Fleet, Hampshire (UK), together with a development and production facility in Moscow.

This news release contains certain forward-looking statements with respect to the plans, objectives, expected performance and anticipated financial results of Superscape and Glu. Such statements relate to events and depend on circumstances that will occur in the future and are subject to risks, uncertainties and assumptions. There are a number of factors which could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements including, among others, the risk that the offer is not consummated in a timely manner (if at all); the risk that the anticipated benefits of the combination of the Glu and Superscape businesses will not materialize; the enactment of legislation or regulation that may impose costs or restrict activities; the re-negotiation of contracts or licenses; risks regarding the loss of key wireless carrier customers or subscribers; risks relating to the integration of the businesses of Glu and Superscape including that such integration efforts may result in unforeseen operating difficulties and expenditures; the risk that the title plans and operations of Superscape and Glu will not be combined as anticipated and that the expected cost reductions will not be realized; risks related to the diversion of management’s attention from ongoing business operations as a result of the offer process; risks relating to employee retention; fluctuations in demand and pricing in the mobile industry; fluctuations in exchange controls; changes in government policy and taxations; industrial disputes; war and terrorism. This list is not exhaustive of the factors that may affect the forward-looking information. These and other factors should be considered carefully and undue reliance should not be placed on such forward-looking information. Although this announcement has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ materially from those anticipated, estimated or intended and therefore there can be no assurance that forward-looking statements will prove accurate. Forward-looking statements contained in this news release in respect of Superscape and/or Glu are made as of the date of this news release based on the opinions and estimates of management. Subject to requirements to update under any applicable regulation or law, Superscape and Glu disclaim any obligation to update any forward-looking statements, whether as a result of new information, estimates or opinions, future events, results or otherwise. Information on some risks and uncertainties are described in the “Risk Factors” section of Glu’s Form 10-Q for the quarter ended September 30, 2007, filed with the U.S. Securities and Exchange Commission on November 14, 2007. Copies of the Form 10-Q are available from Glu’s web page at www.glu.com.

For a further list and description of such risks and uncertainties, see the reports filed by Glu with the U.S. Securities and Exchange Commission. Glu disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GLU MOBILE, GLU, SUPER K.O. BOXING!, STRANDED, BRAIN GENIUS and

the ‘g’ character logo are trademarks of Glu Mobile.

CONTACT: Glu Mobile

Nicole Kennedy, 650-532-2488 (Media)

nicole.kennedy@glu.com

or

The Blueshirt Group

Todd Friedman, 415-217-7722 (Investor Relations)

todd@blueshirtgroup.com

Stacie Bosinoff, 415-217-7722 (Investor Relations)

stacie@blueshirtgroup.com